PROSPECTUS SUPPLEMENT NO. 2
(TO PROSPECTUS DATED NOVEMBER 9, 2001)

                         ICN PHARMACEUTICALS, INC.


    $525,000,000 of 6 1/2% Convertible Subordinated Notes due 2008 and 15,326,010 Shares of Common Stock Issuable upon Conversion of the Notes

                                -----------------

     This prospectus supplement No. 2 supplements and amends the prospectus dated November 9, 2001, as amended by prospectus supplement No. 1 dated December 28, 2001, relating to the 6 1/2% Convertible Subordinated Notes due July 15, 2008 of ICN Pharmaceuticals, Inc., a Delaware corporation, held by certain securityholders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

                     ADDITIONAL SELLING SECURITYHOLDERS

     The following represents an addendum to the table of selling securityholders appearing on pages 46-50 of the prospectus, as supplemented and amended:

                                                                     COMMON
                                                                     STOCK              COMMON
                                                 PRINCIPAL          ISSUABLE            STOCK
                                                 AMOUNT OF            UPON              OWNED
                                                   NOTES           CONVERSION           AFTER
                      NAME                     BENEFICIALLY          OF THE           COMPLETION
                      ----                       OWNED AND          NOTES AND           OF THE
                                              OFFERED HEREBY     OFFERED HEREBY        OFFERING
                                              --------------     --------------        --------
Credit Suisse First Boston Corp.                   $46,000              1,342             -
First Union Securities Inc.                        150,000              4,378             -
HFR CA Select Fund                                 500,000             14,596             -
Merrill Lynch Pierce Fenner & Smith Inc.         1,600,000             46,707             -
San Diego County Employees Retirement            1,700,000             49,627             -
Association
Victory Capital Management                         355,000             10,363             -
Zazove Hedged Convertible Fund L.P.              2,500,000             72,981             -
Zazove Income Fund L.P.                          2,500,000             72,981             -


         In addition, the prospectus, as supplemented and amended, is hereby further amended as follows:
         The deletion of:


                                                                           COMMON
                                                                           STOCK              COMMON
                                                       PRINCIPAL          ISSUABLE            STOCK
                                                       AMOUNT OF            UPON              OWNED
                                                         NOTES           CONVERSION           AFTER
                      NAME                           BENEFICIALLY          OF THE           COMPLETION
                      ----                             OWNED AND          NOTES AND           OF THE
                                                    OFFERED HEREBY     OFFERED HEREBY        OFFERING
                                                    --------------     --------------        --------
BTES Convertible ARB                                $ 1,000,000             29,192               -
BTPO Growth Vs. Value                                 4,500,000            131,365               -
Chrysler Corporation Master Retirement Trust          7,175,000            209,455               -
Delta Airlines Master Trust                           2,015,000             58,822               -
Delta Pilots D & S Trust                                840,000             24,521               -
Lyxor Master Fund                                     1,262,000             36,840               -
Microsoft Corporation                                 1,085,000             31,673               -
Motion Picture Industry Health Plan - Active            570,000             16,639               -
Member Fund
Motion Picture Industry Health Plan - Retiree           245,000              7,152               -
Member Fund
OCM Convertible Trust                                 4,425,000            129,176               -
OCM Convertible Limited Partnership                   1,830,000             53,422               -
Partner Reinsurance Company Ltd.                        990,000             28,900               -
State Employees' Retirement Fund of the State         2,475,000             72,251               -
of Delaware
State of Connecticut Combined Investment Funds        5,280,000            154,135               -
Vanguard Convertible Securities Fund, Inc.            7,845,000            229,014               -

         and substitution therefor of:


                                                                           COMMON
                                                                           STOCK              COMMON
                                                       PRINCIPAL          ISSUABLE            STOCK
                                                       AMOUNT OF            UPON              OWNED
                                                         NOTES           CONVERSION           AFTER
                      NAME                           BENEFICIALLY          OF THE           COMPLETION
                      ----                             OWNED AND          NOTES AND           OF THE
                                                    OFFERED HEREBY     OFFERED HEREBY        OFFERING
                                                    --------------     --------------        --------
BTES Convertible ARB                               $ 1,500,000            43,788                -
BTPO Growth Vs Value                                 6,000,000           175,154                -
Chrysler Corporation Master Retirement Trust         6,740,000           196,756                -
Delta Air Lines Master Trust                         1,720,000            50,210                -
Delta Pilots D & S Trust                               790,000            23,061                -
Lyxor Master Fund                                    2,262,000            66,033                -
Microsoft Corporation                                1,020,000            29,776                -
Motion Picture Industry Health Plan - Active           535,000            15,617                -
Member Fund
Motion Picture Industry Health Plan - Retiree          230,000             6,714                -
Member Fund
OCM Convertible Trust                                4,155,000           121,294                -
OCM Convertible Limited Partnership                    225,000             6,568                -
Partner Reinsurance Company Ltd.                       930,000            27,148                -
State Employees' Retirement Fund of the State        2,325,000            67,872                -
of Delaware
State of Connecticut Combined Investment Funds       4,960,000           144,794                -
Vanguard Convertible Securities Fund, Inc.           7,370,000           215,147                -


     The prospectus, together with prospectus supplement No. 1 and this prospectus supplement No. 2, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

                             -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------



        THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 26, 2002